UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 16, 2015

Millennium Investment & Acquisition Co Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

811-22156
(Commission File Number)

20-4531310
(IRS Employer Identification No.)

301 Winding Road
Old Bethpage, NY 11804
 (Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (212) 750-0371

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Rights Offering

As previously disclosed by Millennium Investment & Acquisition Co. Inc. (the “Company”) in its registration statement on Form N-2 filed with the Securities & Exchange Commission (the “SEC”) on November 6, 2014, and in its amended registration statement on Form N-2/A filed with the SEC on January 14, 2015, the Company is preparing to conduct a rights offering to its existing shareholders (the “Rights Offering”). The Company has determined that the record date previously set for the Rights Offering, as disclosed in such registration statement and amended registration statement, should be updated, to January 26, 2015. The Company shall amend its registration statement to reflect the new January 26, 2015 record date in due course and in conformance with SEC requirements, prior to the commencement of the Rights Offering.

For further information concerning the planned Rights Offering, please see the Company’s amended registration statement on Form N-2/A filed with the SEC on January 14, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Millennium Investment & Acquisition Company, Inc.

Date: January 16, 2015	By:	/s/ David H. Lesser
David H. Lesser
Chairman, CEO, Secretary & Treasurer